Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

VERTEX, INC.

Vertex, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. The name of the corporation is Vertex, Inc. The date of the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was June 26, 2020.

2. This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”), which restates, integrates and further amends the certificate of incorporation of this corporation as heretofore amended and restated, has been duly adopted by the corporation in accordance with Sections 242 and 245 of the DGCL and has been adopted by the requisite vote of the stockholders of the corporation, acting by written consent in lieu of a meeting in accordance with Section 228 of the DGCL.

3. The certificate of incorporation of this corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is “Vertex, Inc.” (hereinafter called the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

Section 1.            Authorized Shares

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 480,000,000 shares, consisting of 300,000,000 shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), 150,000,000 shares of Class B Common Stock, par value $0.001 per share (“Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), and 30,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”). Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below (i) the number of shares thereof then outstanding and (ii) with respect to the Class A Common Stock, the number of shares of Class A Common Stock reserved pursuant to Section 2(i) of this Article IV) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 2.            Class A Common Stock and Class B Common Stock

The following is a statement of the designations and the powers, preferences, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of Common Stock of the Corporation.

Unless otherwise indicated, references to “Sections” or “Subsections” in this Section 2 of this Article IV refer to sections and subsections of Section 2 of this Article IV.

(a)            Equal Status; General. Except as otherwise provided in this Certificate of Incorporation or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights, privileges and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution, distribution of assets or winding up of the Corporation), share ratably and be identical in all respects and as to all matters. The voting, dividend, liquidation and other rights, powers and preferences of the holders of Class A Common Stock and Class B Common Stock are subject to, and qualified by, the rights, powers and preferences of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.

(b)            Voting. Except as otherwise required by applicable law, at all meetings of stockholders and on all matters submitted to a vote of stockholders of the Corporation generally, each holder of Class A Common Stock, as such, shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock, as such, shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder. Except as otherwise required by applicable law or provided in this Certificate of Incorporation, the holders of shares of Class A Common Stock and Class B Common Stock, as such, shall (i) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation generally, (ii) be entitled to notice of any stockholders’ meeting in accordance with the Amended and Restated Bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”), and (iii) be entitled to vote upon such matters and in such manner as may be provided by applicable law; provided, however, that, except as otherwise required by applicable law, holders of Class A Common Stock and Class B Common Stock as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or applicable law. There shall be no cumulative voting.

(c)            Dividend Rights. Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends as may be declared and paid from time to time by the Board out of any assets of the Corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), then holders of Class A Common Stock shall be entitled to receive shares of Class A Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), and holders of Class B Common Stock shall be entitled to receive shares of Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), as applicable. Notwithstanding the foregoing, the Board may pay or make a disparate dividend per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend payable per share, the form in which such dividend is payable, the timing of the payment, or otherwise) if such disparate dividend is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

(d)            Subdivisions, Combinations or Reclassifications. Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class is concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

(e)            Liquidation, Dissolution or Winding Up. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the dissolution, distribution of assets, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution, distribution of assets or winding up is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

(f)            Certain Transactions.

(1)            Merger or Consolidation. In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock, or any consideration into which such shares are converted, upon the consolidation or merger of the Corporation with or into any other entity, such distribution, payment or consideration that the holders of shares of Class A Common Stock or Class B Common Stock have the right to receive, or the right to elect to receive, shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock as a single class; provided, however, that shares of such classes may receive, or have the right to elect to receive, different or disproportionate consideration in connection with such consolidation, merger or other transaction if (a) the only difference in the per share consideration to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of, or issuable upon the conversion of, a share of Class B Common Stock have ten (10) times the voting power of any securities distributed to the holder of, or issuable upon the conversion of, a share of Class A Common Stock or (b) such different or disproportionate consideration is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

(2)            Third-Party Tender or Exchange Offers. The Corporation may not enter into any agreement pursuant to which a third party may by tender or exchange offer acquire any shares of Class A Common Stock or Class B Common Stock unless the holders of (a) the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration and the same amount of consideration on a per share basis as the holders of the Class B Common Stock would receive, or have the right to elect to receive, and (b) the Class B Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration and the same amount of consideration on a per share basis as the holders of the Class A Common Stock would receive, or have the right to elect to receive; provided, however, that shares of such classes may receive, or have the right to elect to receive, different or disproportionate consideration in connection with such tender or exchange offer if (a) the only difference in the per share consideration to the holders of the Class A Common Stock and Class B Common Stock is that any securities exchanged for a share of Class B Common Stock have ten (10) times the voting power of any securities exchanged for a share of Class A Common Stock or (b) such different or disproportionate consideration is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

(g)            Special Approval Rights. Notwithstanding any other provision of this Certificate of Incorporation, so long as any shares of Class B Common Stock remain outstanding, the Corporation shall not, and shall cause all direct or indirect subsidiaries of the Corporation to not, take any of the following actions (whether by merger, consolidation or otherwise) without the prior affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate class:

(1)            Amend or modify this Certificate of Incorporation, the Bylaws, or any other Organizational Documents of the Corporation in a manner adverse to the holders of Class B Common Stock; or

(2)            a Change of Control Transaction.

(h)            Conversion.

(1)            Optional Conversion of Class B Common Stock. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation (an “Optional Class B Conversion Event”). Before any holder of Class B Common Stock shall be entitled to convert any shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Section 2(h)(1), such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall provide written notice to the Corporation at its principal corporate office, of such conversion election and shall state therein the name or names (i) in which the certificate or certificates representing the shares of Class A Common Stock into which the shares of Class B Common Stock are so converted are to be issued (if such shares of Class A Common Stock are certificated) or (ii) in which such shares of Class A Common Stock are to be registered in book-entry form (if such shares of Class A Common Stock are uncertificated). If the shares of Class A Common Stock into which the shares of Class B Common Stock are to be converted are to be issued in a name or names other than the name of the holder of the shares of Class B Common Stock being converted, such notice shall be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled upon such conversion (if such shares of Class A Common Stock are certificated) or shall register such shares of Class A Common Stock in book-entry form (if such shares of Class A Common Stock are uncertificated). Any conversion made pursuant to this Section 2(h)(1) shall be deemed to be effective immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted following or contemporaneously with the provision of written notice of such conversion election as required by this Section 2(h)(1) (the “Optional Conversion Effective Time”), the shares of Class A Common Stock issuable upon such conversion shall be deemed to be outstanding as of the Optional Conversion Effective Time, and the Person or Persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be deemed to be the record holder or holders of such shares of Class A Common Stock as of the Optional Conversion Effective Time. Notwithstanding anything herein to the contrary, shares of Class B Common Stock represented by a lost, stolen or destroyed stock certificate may be converted pursuant to an Optional Class B Conversion Event if the holder thereof notifies the Corporation or its transfer agent that such certificate has been lost, stolen or destroyed and makes an affidavit of that fact acceptable to the Corporation and executes an agreement acceptable to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate. Each share of Class B Common Stock that is converted pursuant to this Section 2(h)(1) shall thereupon automatically be retired and shall not be available for reissuance.

(2)            Automatic Conversion of Class B Common Stock. Each share of Class B Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the occurrence of an event described below (a “Mandatory Class B Conversion Event”):

(A)            Transfers; Grants of Voting Control. Each share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon (i) the occurrence of a Transfer, other than a Permitted Transfer, of such share of Class B Common Stock; or (ii) the grant by a Qualified Stockholder of Voting Control to any Person other than a Qualified Person, a trustee of a Qualified Trust, or an Applicable Proxy.

(B)            Reduction in Voting Power. Each outstanding share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the first date on which the voting power of all then-outstanding shares of Class B Common Stock represents less than ten percent (10%) of the combined voting power of all then-outstanding shares of Common Stock.

(C)            Affirmative Vote. Each outstanding share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the date specified by the holders of at least seventy-five percent (75%) of the then outstanding shares of Class B Common Stock, voting as a separate class.

(3)            Certificates. Each outstanding stock certificate (if shares are in certificated form) that, immediately prior to the occurrence of a Mandatory Class B Conversion Event, represented one or more shares of Class B Common Stock subject to such Mandatory Class B Conversion Event shall, upon such Mandatory Class B Conversion Event, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation shall, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of a Mandatory Class B Conversion Event and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock, if any (or, in the case of any lost, stolen or destroyed certificate, upon such holder providing an affidavit of that fact acceptable to the Corporation and executing an agreement acceptable to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such Mandatory Class B Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form. Each share of Class B Common Stock that is converted pursuant to this Section 2(h)(3) shall thereupon automatically be retired and shall not be available for reissuance.

(4)            Policies and Procedures. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Certificate of Incorporation or the Bylaws, relating to the conversion of the Class B Common Stock into Class A Common Stock, as it may deem necessary or advisable in connection therewith. If the Corporation has reason to believe that a Transfer, an Optional Class B Conversion Event or Mandatory Class B Conversion Event giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of the Corporation (or in book-entry as maintained by the transfer agent of the Corporation), the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation (or in book-entry as maintained by the transfer agent of the Corporation). In connection with any action of stockholders taken at a meeting, the stock ledger of the Corporation (or in book-entry as maintained by the transfer agent of the Corporation) shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.

(i)            Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

(j)            Protective Provision. The Corporation shall not, whether by merger, consolidation or otherwise, amend, alter, repeal or waive any provision of Section 2 of this Article IV (or adopt any provision inconsistent therewith), unless such action is first approved by the affirmative vote (or written consent) of the holders of a majority of the then-outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Certificate of Incorporation or the Bylaws.

(k)            Definitions. For purposes of this Article IV:

(1)            “2001 Trust” means each of (i) those two separate and distinct trusts for the respective primary benefit of Antoinette R. Radcliffe and Kailey A. Radcliffe under The Trust of Amanda W. Radcliffe dated October 5, 2001, and that certain trust known as the “Third Party Funded Special Needs Trust for Callum W. Radcliffe” dated May 15, 2015, (ii)  those three separate and distinct trusts for the respective primary benefit of Anne Marie Westphal, Kyle R. Westphal and Jacob J. Westphal under The Trust of Jeffrey R. Westphal dated October 5, 2001, and (iii) those four separate and distinct trusts for the respective primary benefit of Andrea P. Schmerin (f/k/a Andrea P. Lucas), Melanie H. Lucas, Mackenzie S. Lucas and Samantha W. Lucas under The Trust of Stefanie W. Lucas dated October 5, 2001.

(2)            “2009 Trust” means each of (i) The Amanda W. Radcliffe Generation-Skipping Trust, (ii) The 2009 Jeffrey R. Westphal Generation-Skipping Trust and (iii) The 2009 Stefanie W. Lucas Generation-Skipping Trust.

(3)            “Applicable Proxy” means the President of the Corporation and any other person designated by the Board, and each of them, whom a holder of Class B Common Stock (a “Class B Stockholder”) has constituted and appointed as such Class B Stockholder’s true and lawful proxy and attorney-in-fact, with full power of substitution, to represent and vote all of such Class B Stockholder’s shares of Common Stock in accordance with the obligations of such Class B Stockholder to vote such Class B Stockholder’s shares of Common Stock pursuant to an agreement entered into with the Corporation and other Class B Stockholders (the “Voting Obligations”), so long as:

(A)            the Applicable Proxy may exercise the irrevocable proxy granted to it at any time any Class B Stockholder fails to vote (including by failing to cause such Class B Stockholder’s shares to be present at the meeting) or attempts to vote (whether by proxy, in person or by written consent) in a manner that does not comply with the Voting Obligations;

(B)            the proxies and powers granted by such Class B Stockholder to the Applicable Proxy shall be irrevocable until the termination of the agreement to which the Voting Obligations relate and shall, to the fullest extent permitted by law, survive the death, incompetency and disability of each such Class B Stockholder who is an individual and the existence of each such Class B Stockholder that is a trust or other entity; and

(C)            the Applicable Proxy may not use such irrevocable proxy unless a Class B Stockholder fails to vote (including by failing to cause such Class B Stockholder’s shares to be present at the meeting) or attempts to vote (whether by proxy, in person or by written consent) in a manner that does not comply with the Voting Obligations and, to the extent the Applicable Proxy uses such irrevocable proxy, it will only vote such Class B Stockholder’s shares of Common Stock with respect to the matters specified in, and in accordance with the provisions of the Voting Obligations.

(4)            “Business Day” means any day other than a Saturday, Sunday or other day in the City of New York on which banking institutions are authorized or required by applicable law or regulations to close.

(5)            “Change of Control Transaction” means (i) the sale, lease, exchange, or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Board, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Corporation), provided that any sale, lease, exchange or other disposition of property or assets exclusively between or among the Corporation and any direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a “Change of Control Transaction”; (ii) the sale, lease, exchange, or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Board, so long as no foreclosure occurs in respect of any such lien or encumbrance) of assets of the Corporation (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Corporation) that generated at least fifty percent (50%) of the consolidated annual revenues of the Corporation and its direct and indirect subsidiaries, taken as a whole, as of the most recent audited annual income statement preceding the execution and delivery of an agreement to effect such sale, lease, exchange or other disposition; (iii) the merger, consolidation, business combination, or other similar transaction of the Corporation with any other entity, other than a merger, consolidation, business combination, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its Parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation (or of the surviving entity, or in the case that the Corporation or the surviving entity is a wholly owned subsidiary following the transaction, of its ultimate Parent) and more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s (or the surviving entity’s, or in the case that the Corporation or the surviving entity is a wholly owned subsidiary following the transaction, of the ultimate Parent’s) capital stock, in each case as outstanding immediately after such merger, consolidation, business combination, or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation, business combination, or other similar transaction continuing to own voting securities of the Corporation, the surviving entity or its Parent immediately following the merger, consolidation, business combination, or other similar transaction in substantially the same proportions (vis a vis each other) as such stockholders owned of the voting securities of the Corporation immediately prior to the transaction; and (iv) a recapitalization, liquidation, dissolution, or other similar transaction involving the Corporation or any of its subsidiaries.

(6)            “Family Member” means, for any individual, (i) a lineal descendant of such individual by blood or adoption (a “Descendant”), (ii) any spouse or widow or widower of such Descendant (but not a divorced former spouse or a spouse from whom such Descendant currently is, or at the time of his or her death was, legally separated) or (iii) any stepchild or lineal descendant by blood or adoption of a stepchild of such Descendant. Notwithstanding the foregoing, an adopted person whose adoption did not either occur during the adopted person’s minority or reflect an earlier parent-child relationship with the adopting parent that had existed during the adopted person’s minority, shall not be treated as the child of his or her adopted parent, and such adopted person and his or her lineal descendants shall not be treated as the lineal descendants of the adopted parent or of any ancestor of the adopted parent.

(7)            “Fiduciary” means a Person who (a) is an executor, personal representative, administrator, trustee, manager, managing member, general partner, director, officer or any other agent of a Person and (b) manages, controls or otherwise has decision-making authority with respect to such Person.

(8)            “Founder” means Amanda W. Radcliffe, Jeffrey R. Westphal, or Stefanie W. Thompson (formerly known as Stefanie W. Lucas).

(9)            “Founder Qualified Stockholder” means a Qualified Stockholder who is also a Founder.

(10)            “IPO Date” means the date of the consummation of the Corporation’s initial public offering of shares of its Class A Common Stock.

(11)            “Liquidation Event” means any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, or any Change of Control Transaction.

(12)            “Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of association or incorporation or organization or limited partnership or limited liability company, and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all bylaws, regulations and similar documents or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

(13)            “Parent” of an entity means any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

(14)            “Permitted Entity” means with respect to a Qualified Stockholder:

(A)            a Qualified Trust;

(B)            a Qualified Foundation;

(C)            any general partnership, limited partnership, limited liability company, corporation, public benefit corporation or other entity exclusively owned by (i) one or more Qualified Stockholders, (ii) one or more Family Members of such Qualified Stockholders and/or (iii) any other Permitted Entity of such Qualified Stockholders; or

(D)            the estate of a Qualified Stockholder upon the death of such Qualified Stockholder, including the executor or personal representative of such estate to the extent the executor or personal representative is acting in the capacity of executor or personal representative of such estate;

Except as explicitly provided for herein, a Permitted Entity of a Qualified Stockholder shall not cease to be a Permitted Entity of that Qualified Stockholder solely by reason of the death of that Qualified Stockholder.

(15)            “Permitted Transfer” means, and is restricted to, any Transfer of a share of Class B Common Stock:

(A)            by a Qualified Stockholder (or, in the case of a deceased Founder Qualified Stockholder, the executor or personal representative of the estate of such deceased Founder Qualified Stockholder) to (i) any other Qualified Stockholder or (ii) any Qualified Extended Family Member;

(B)            by a Qualified Stockholder (or, in the case of a deceased Founder Qualified Stockholder, the executor or personal representative of the estate of such deceased Founder Qualified Stockholder) to any Permitted Entity of such Qualified Stockholder or of a Qualified Extended Family Member, so long as Voting Control over such shares is exercised by (i) such Qualified Stockholder, (ii)  a Founder or Qualified Extended Family Member, (iii) a trustee of a Qualified Trust, or (iv) a Fiduciary of such Permitted Entity who is selected by such Qualified Stockholder, and whom such Qualified Stockholder has the power to remove and replace with another Fiduciary selected by such Qualified Stockholder;

(C)            by a Permitted Entity of a Qualified Stockholder (or, in the case of a deceased Founder Qualified Stockholder, the executor or personal representative of the estate of such deceased Founder Qualified Stockholder) to (i) such Qualified Stockholder or one or more Qualified Extended Family Members, (ii) any other Permitted Entity of such Qualified Stockholder or (iii) any Permitted Entity of a Qualified Extended Family Member;

(D)            to a broker or other nominee; provided that the transferor, immediately following such Transfer, retains (i) Voting Control, (ii) control over the disposition of such shares, and (iii) the economic consequences of ownership of such shares; or

(E)            approved in advance by the Board, or a duly authorized committee of the Board, upon a determination that such Transfer is consistent with the purposes of the foregoing provisions of this definition of “Permitted Transfer.”

For the avoidance of doubt, (i) the direct Transfer of any share or shares of Class B Common Stock by a holder thereof to any other Person shall qualify as a “Permitted Transfer” within the meaning of this Section, if such Transfer could have been completed indirectly through one or more transactions involving more than one Transfer, so long as each Transfer in such transaction or transactions would otherwise have qualified as a “Permitted Transfer” within the meaning of this Section; and (ii) each of the foregoing clauses (A) through (E) constitutes a “Permitted Transfer” within the meaning of this Section without regard to any other clause of this Section (or any requirement of, or proviso in, any such clause) as may be applicable to such Transfer.

(16)            “Permitted Transferee” means a transferee of shares of Class B Common Stock received in a Permitted Transfer.

(17)            “Person” means any individual, partnership, corporation, limited liability company, association, trust, estate, or other entity.

(18)            “Qualified Foundation” means any foundation that is primarily for the benefit of one or more Qualified Persons.

(19)            “Qualified Extended Family Member” means a Family Member of Rainer J. Westphal.

(20)            “Qualified Person” means (i) Rainer J. Westphal, (ii) a Founder, or (iii) any Qualified Extended Family Member.

(21)            “Qualified Stockholder” means:

(A)            any registered holder of a share of Class B Common Stock as of 11:59 p.m. Eastern Time on the IPO Date;

(B)            the initial record holder of any shares of Class B Common Stock that are originally issued by the Corporation after the IPO Date upon the approval of the Board or the Compensation Committee of the Board;

(C)            each natural Person who Transferred shares of or equity awards for Class B Common Stock (including any option or warrant exercisable or convertible into, or any RSU or restricted stock that can be settled in shares of, Class B Common Stock) to a Permitted Entity;

(D)            any Qualified Person; and

(E)            any Permitted Transferee.

(22)            “Qualified Trust” means each 2009 Trust, each 2001 Trust and any other trust that (i) is primarily for the benefit of one or more Qualified Persons, and (ii) as to which no person other than a Qualified Person or another Qualified Trust is currently eligible or entitled to receive any distribution of income or principal from the trust. For avoidance of doubt, the mere possibility that, by reason of exercise of a power of appointment granted in the governing instrument or otherwise, Persons other than Qualified Persons or other Qualified Trusts might at some future date become eligible or entitled to receive distributions of income or principal from the trust shall not prevent a trust from being considered a Qualified Trust.

(23)            “Transfer” means any sale, exchange, gift, bequest, pledge, hypothecation, encumbrance, descent or distribution pursuant to intestacy laws or other operation of law, or any other direct or indirect disposition of Class B Common Stock which would change the legal or beneficial ownership thereof, including without limitation the creation of any form of common or joint ownership in Class B Common Stock between a holder of Class B Common Stock and one or more Persons. A Transfer shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (x) an entity that is a Permitted Entity if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity or (y) an entity that is a Qualified Stockholder if there occurs a Transfer on a cumulative basis, from and after the IPO Date, of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity. In addition, for the avoidance of doubt, a Transfer shall be deemed to have occurred if a holder that is a partnership, limited partnership, limited liability company or corporation distributes or otherwise transfers its shares of Class B Common Stock to its partners, stockholders, members or other equity owners. Notwithstanding the foregoing, none of the following (individually or in combination) shall be considered a Transfer:

(A)            the granting of a revocable proxy to (i) an officer or director of the Corporation at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders or any other action of the stockholders permitted by this Certificate of Incorporation; (ii) a Qualified Person or (iii) the trustee of a Qualified Trust;

(B)            the granting of a proxy to an Applicable Proxy;

(C)            entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock, which voting trust, agreement or arrangement does not involve any payment of cash, securities or other property to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; for the avoidance of doubt, any voting trust, agreement or arrangement entered into prior to the IPO Date shall not constitute a Transfer;

(D)            the assignment, pledging, hypothecation or encumbrance (“Pledge”) by a holder of Class B Common Stock (the “Pledging Stockholder”) of shares of Class B Common Stock (the “Pledged Interest”) to an individual or entity (the “Pledgee”) for the purpose of securing the obligation of the Pledging Stockholder or any other Person to repay a loan or to render any other performance, so long as the Pledging Stockholder continues to exercise Voting Control over the Pledged Interest; provided that (i) no Pledge nor any related loan, obligation or other performance shall be conditioned upon or in any way related to the financial performance or position of the Corporation, or require a guarantee or other form of support by the Corporation or any other holder of Class B Common Stock, (ii) no Pledging Stockholder shall engage in any transaction (including a Pledge) with the Pledgee without first providing the Corporation with five (5) Business Days’ prior notice of the proposed transaction with the Pledgee, and (iii) no Pledging Stockholder shall engage in any transaction (including a Pledge) with the Pledgee without first entering into an agreement (the “Pledge Agreement”) with the Pledgee that expressly requires that, should the Pledgee desire and if the Pledge Agreement otherwise permits, the Pledgee may take for itself or Transfer to any Person other than the Pledging Stockholder the title to the Pledged Interest only if, prior to so taking or Transferring the Pledged Interest, the Pledgee shall allow the Corporation or one or more holders of Class B Common Stock to assume the Pledging Stockholder’s obligations under the Pledge Agreement; provided, further, that a foreclosure on the Pledged Interest or other similar action by the Pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a Permitted Transfer at such time;

(E)            any change in the trustee(s) or the Person(s) and/or entity(ies) having or exercising Voting Control over shares of Class B Common Stock of a Permitted Entity, provided that following such change such Permitted Entity continues to be a Permitted Entity and a Founder, a Family Member of such Founder or a trustee of a Qualified Trust continues to have Voting Control over the shares of Class B Common Stock held by such Permitted Entity;

(F)            the Transfer of Class B Common Stock pursuant to the terms of a planned trading program effected pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, that has been approved by at least a majority of the disinterest members of (i) the Board or (ii) a committee of the Board authorized to take such action; provided, however, that a sale of such shares of Class B Common Stock pursuant to such plan shall constitute a “Transfer” at the time of such sale;

(G)            in connection with a Change of Control Transaction that has been approved by the Board, (1) the entering into a support, voting, tender or similar agreement or arrangement (with or without a proxy), (2) the granting of any proxy and/or (3) the tendering of any shares in any tender or exchange offer for all of the outstanding shares of Class A Common Stock and Class B Common Stock, in each case that has also been approved by the Board;

(H)            due to the fact that the spouse of any holder of shares of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock; provided that any transfer of shares by any holder of shares of Class B Common Stock to such holder’s spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a “Transfer” of such shares of Class B Common Stock unless otherwise exempt from the definition of Transfer; and/or

(I)             in connection with a Liquidation Event that has been approved by the Board, the entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) or consummating the actions or transactions contemplated therein (including, without limitation, tendering shares of Class B Common Stock in connection with a Liquidation Event, the consummation of a Liquidation Event or the sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of shares of Class B Common Stock or any legal or beneficial interest in shares of Class B Common Stock in connection with a Liquidation Event), in each case that has also been approved by the Board.

(24)            “Voting Control” means, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise. Notwithstanding the foregoing, none of the following (individually or in combination) shall be considered a grant of Voting Control:

(A)            the granting of a revocable proxy to (1) an officer or director of the Corporation at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders or any other action of the stockholders permitted by this Certificate of Incorporation, (2) a Qualified Person or, (3) the trustee of a Qualified Trust;

(B)            the granting of a proxy to an Applicable Proxy;

(C)            entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock, which voting trust, agreement or arrangement does not involve any payment of cash, securities or other property to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(D)            the Pledge by a Pledging Stockholder of Pledged Interest to a Pledgee for the purpose of securing the obligation of the Pledging Stockholder or any other Person to repay a loan or to render any other performance, so long as the Pledging Stockholder continues to exercise Voting Control over the Pledged Interest; provided that (i) no Pledge nor any related loan, obligation or other performance shall be conditioned upon or in any way related to the financial performance or position of the Corporation, or require a guarantee or other form of support by the Corporation or any other holder of Class B Common Stock, (ii) no Pledging Stockholder shall engage in any transaction (including a Pledge) with the Pledgee without first providing the Corporation with five (5) Business Days’ prior notice of the proposed transaction with the Pledgee, and (iii) no Pledging Stockholder shall engage in any transaction (including a Pledge) with the Pledgee without first entering into a Pledge Agreement with the Pledgee that expressly requires that, should the Pledgee desire and if the Pledge Agreement otherwise permits, the Pledgee may take for itself or Transfer to any Person other than the Pledging Stockholder the title to the Pledged Interest only if, prior to so taking or Transferring the Pledged Interest, the Pledgee shall allow the Corporation or one or more holders of Class B Common Stock to assume the Pledging Stockholder’s obligations under the Pledge Agreement; provided, further, that a foreclosure on the Pledged Interest or other similar action by the Pledgee shall constitute a grant of Voting Control unless such foreclosure or similar action qualifies as a Permitted Transfer at such time;

(E)            any change in the trustee(s) or the Person(s) and/or entity(ies) having or exercising Voting Control over shares of Class B Common Stock of a Permitted Entity, provided that following such change such Permitted Entity continues to be a Permitted Entity and a Founder, a Family Member of such Founder or a trustee of a Qualified Trust continues to have Voting Control over the shares of Class B Common Stock held by such Permitted Entity;

(F)            the Transfer of Class B Common Stock pursuant to the terms of a planned trading program effected pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, that has been approved by at least a majority of the disinterest members of (i) the Board or (ii) a committee of the Board authorized to take such action; provided, however, that a sale of such shares of Class B Common Stock pursuant to such plan shall constitute a grant of Voting Control at the time of such sale;

(G)            in connection with a Change of Control Transaction that has been approved by the Board, (1) the entering into a support, voting, tender or similar agreement or arrangement (with or without a proxy), (2) the granting of any proxy and/or (3) the tendering of any shares in any tender or exchange offer for all of the outstanding shares of Class A Common Stock and Class B Common Stock, in each case that has also been approved by the Board;

(H)            due to the fact that the spouse of any holder of shares of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock; provided that any transfer of shares by any holder of shares of Class B Common Stock to such holder’s spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a grant of Voting Control of such shares of Class B Common Stock unless otherwise exempt from constituting a grant of Voting Control; and/or

(I)            in connection with a Liquidation Event that has been approved by the Board, the entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) or consummating the actions or transactions contemplated therein (including, without limitation, tendering shares of Class B Common Stock in connection with a Liquidation Event, the consummation of a Liquidation Event or the sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of shares of Class B Common Stock or any legal or beneficial interest in shares of Class B Common Stock in connection with a Liquidation Event), in each case that has also been approved by the Board.

Section 3.         Preferred Stock

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board as hereinafter provided. Subject to the rights of the holders of any series of Preferred Stock and except as otherwise provided by law, any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued by the Corporation.

Authority is hereby expressly granted to the Board from time to time to issue the Preferred Stock in one or more series and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the DGCL, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior, equal or junior to any other series of Preferred Stock to the extent permitted by law.

Section 4.         Stock Split

Immediately upon the filing and effectiveness of this Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), a forward stock split of the Common Stock shall become effective, pursuant to which each share of Class A Common Stock outstanding and held of record by each stockholder of the Corporation or held by the Corporation in treasury immediately prior to the Effective Time shall automatically and without further action on the part of the Corporation or any holder thereof be reclassified and changed into three (3) validly issued, fully paid and non-assessable shares of Class A Common Stock and each share of Class B Common Stock outstanding and held of record by each stockholder of the Corporation or held by the Corporation in treasury immediately prior to the Effective Time shall automatically and without further action on the part of the Corporation or any holder thereof be reclassified and changed into three (3) validly issued, fully paid and non-assessable shares of Class B Common Stock (the “Stock Split”). Each stock certificate representing shares of Class A Common Stock or Class B Common Stock that was issued prior to the Effective Time shall, after the Effective Time, automatically and without the necessity of presenting the same for exchange, be deemed to represent the number of shares of Class A Common Stock or Class B Common Stock, respectively, into which such shares were reclassified pursuant to the Stock Split, and the holders of record thereof shall be entitled to receive, upon surrender of such certificate to the Corporation, a new certificate evidencing and representing the applicable number of shares of Class A Common Stock or Class B Common Stock resulting from the Stock Split.

ARTICLE V

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change, adopt or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of this Certificate of Incorporation inconsistent with Articles IV, V, VI, VII, VIII, IX, X, XI and XII; provided further, that so long as any shares of Class B Common Stock remain outstanding, the Corporation shall not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Certificate of Incorporation, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of this Certificate of Incorporation (1) in a manner that is inconsistent with, or that otherwise alters or changes, any of the voting, conversion, dividend or liquidation provisions of the shares of Class B Common Stock or other rights, powers, preferences or privileges of the shares of Class B Common Stock; (2) to provide for each share of Class A Common Stock to have more than one (1) vote per share or any rights to a separate class vote of the holders of shares of Class A Common Stock other than as provided by this Certificate of Incorporation or required by the DGCL; or (3) to otherwise adversely impact the rights, powers, preferences or privileges of the shares of Class B Common Stock in a manner that is disparate from the manner in which it affects the rights, powers, preferences or privileges of the shares of Class A Common Stock; provided further, so long as any shares of Class A Common Stock remain outstanding, the Corporation shall not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Certificate of Incorporation, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of this Certificate of Incorporation to provide for each share of Class B Common Stock to have more than ten (10) votes per share or any rights to a separate class vote of the holders of shares of Class B Common Stock other than as provided by this Certificate of Incorporation or required by the DGCL. For the avoidance of doubt, nothing in the immediately preceding provisos shall limit the rights of the Board as specified in Section 3 of Article IV or in Article VI of this Certificate of Incorporation.

ARTICLE VI

AMENDMENT OF THE BYLAWS

In furtherance and not in limitation of the powers conferred upon it by the DGCL, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The stockholders shall also have the power to adopt, amend, alter or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VII

CORPORATE OPPORTUNITIES

To the fullest extent permitted by law, the Corporation renounces any interest or expectancy of the Corporation pursuant to Section 122(17) of the DGCL in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction, business opportunity or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of the Corporation who is not an employee or officer of the Corporation or any of its subsidiaries (a “Covered Person”), unless such matter, transaction, business opportunity or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

ARTICLE VIII

BOARD OF DIRECTORS

Section 1.     General Powers

The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law.

Section 2.     Number of Directors; Election of Directors

Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of the directors of the Corporation shall be fixed from time to time by resolution of the Board.

Section 3.     Classes of Directors

Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III at the time such classification becomes effective.

Section 4.     Terms of Office

Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held following the time at which the initial classification of the Board becomes effective; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held following the time at which the initial classification of the Board becomes effective; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held following the time at which the initial classification of the Board becomes effective; provided, further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.

Section 5.     Vacancies

Subject to the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a newly created directorship or vacancy in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders held to elect the class of directors to which such director is elected and until his or her successor shall be elected and qualified, subject to his or her earlier death, disqualification, resignation or removal.

Section 6.     Removal

Subject to the rights of the holders of any series of Preferred Stock, (i) for so long as the holders of Class B Common Stock hold at least a majority of the voting power of the outstanding shares of Common Stock of the Corporation, any director or the entire Board may be removed from office at any time, with or without cause, by the holders of a majority in voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors and (ii) if the holders of Class B Common Stock no longer hold at least a majority of the voting power of the outstanding shares of Common Stock of the Corporation, any director or the entire Board may be removed from office at any time, but only for cause, by the holders of a majority in voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors.

Section 7.     Committees

Pursuant to the Bylaws of the Corporation, the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law.

Section 8.     Stockholder Nominations and Introduction of Business.

Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

Section 9.     Preferred Stock Directors.

During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof or any certificate of designation of any series of Preferred Stock, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total number of authorized directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof or any certificate of designation of any series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, all such additional directors elected by the holders of such stock, or elected or appointed to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors shall automatically cease to be qualified as directors, the terms of office of all such directors shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

ARTICLE IX

ELECTION OF DIRECTORS

Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE X

LIMITATION OF DIRECTOR LIABILITY

To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained in this Article X shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment, repeal or modification of this Article X shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such amendment, repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE XI

INDEMNIFICATION

The Corporation may indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE XII

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING

Subject to the terms of any series of Preferred Stock, (i) for so long as the holders of shares of Class B Common Stock hold at least a majority of the voting power of the outstanding shares of the Common Stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation may be effected by consent in lieu of a meeting and (ii) if the holders of shares of Class B Common Stock no longer hold at least a majority of the voting power of the outstanding shares of the Common Stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders and may not be effected by consent in lieu of a meeting.

ARTICLE XIII

SPECIAL MEETING OF STOCKHOLDERS

Special meetings of stockholders for any purpose or purposes may be called at any time by (i) the Board, (ii) the Chairman of the Board, (iii) the Chief Executive Officer of the Corporation or (iv) for so long as any shares of Class B Common Stock remain outstanding, the holders of at least one third (1/3) of the outstanding shares of Class B Common Stock. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

ARTICLE XIV

SECTION 203

The Corporation shall not be governed by Section 203 of the DGCL (or any successor provision thereto) (“Section 203”), and the restrictions contained in Section 203 shall not apply to the Corporation, until immediately following the time at which both of the following conditions exist (if ever): (a) Section 203 by its terms would, but for the provisions of this Article XIV, apply to the Corporation; and (b) no holder of Class B Common Stock owns (as defined in Section 203) shares of capital stock of the Corporation representing at least fifteen percent (15%) of the voting power of all the then outstanding shares of capital stock of the Corporation, and the Corporation shall thereafter be governed by Section 203 if and for so long as Section 203 by its terms shall apply to the Corporation.

ARTICLE XV

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, (A) the Court of Chancery (the “Chancery Court”) of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any current or former director, officer, other employee or stockholder of the Corporation, (3) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Chancery Court or (4) any action asserting a claim governed by the internal affairs doctrine, and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall, to the fullest extent permitted by applicable law, be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. This provision will not apply to claims arising under the Securities Exchange Act of 1934, as amended,. Any Person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XV.

*        *        *

IN WITNESS WHEREOF, this Certificate of Incorporation has been executed this 28 day of July, 2020.

VERTEX, INC.

By:	/s/ David DeStefano
Name: David DeStefano
Title: President, Chief Executive Officer and Chairperson

[Signature Page to Amended and Restated Certificate of Incorporation]